Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2023 SECOND QUARTER RESULTS

CONTINUING REVENUE GROWTH LEADS TO EARNINGS AND MARGIN EXPANSION

ATLANTA, (August 3, 2023) -- Crawford & Company® (NYSE: CRD-A and CRD-B), is pleased to announce its financial results for the second quarter ended June 30, 2023.

Based in Atlanta, Crawford & Company (NYSE: CRD‐A and CRD‐B) is a leading global provider of claims management and outsourcing solutions to insurance companies and self‐insured entities with an expansive network serving clients in more than 70 countries. The Company’s two classes of stock are substantially identical, except with respect to voting rights for the Class B Common Stock (CRD-B) and protections for the non-voting Class A Common Stock (CRD-A). More information is available on the Company's website.

GAAP Consolidated Results

Second Quarter 2023

•
Revenues before reimbursements of $320.7 million, up 9% over $293.3 million for the 2022 second quarter
•
Net income attributable to shareholders of $8.4 million, compared with $5.8 million in the same period last year
•
Diluted earnings per share of $0.17 for both CRD-A and CRD-B, compared with diluted earnings per share of $0.12 for both CRD-A and CRD-B in the prior year second quarter

Non-GAAP Consolidated Results

Second Quarter 2023

Non-GAAP consolidated results for 2023 exclude the non-cash, after-tax adjustments for amortization of intangible assets of $1.5 million, non-service related pension costs of $1.6 million, and a contingent earnout adjustment of $0.5 million. Non-GAAP consolidated results for 2022 exclude a similar adjustment for amortization of intangible assets of $1.5 million, non-service related pension credits of $(0.4) million, and a contingent earnout adjustment of $0.2 million.

•
Foreign currency exchange rates decreased revenues before reimbursements by $7.5 million or (3)%. Presented on a constant dollar basis to the prior year, revenues before reimbursements totaled $328.1 million, increasing 12% over the 2022 second quarter
•
Net income attributable to shareholders, on a non-GAAP basis, totaled $12.0 million in the 2023 second quarter, compared with $7.2 million in the same period last year
•
Diluted earnings per share, on a non-GAAP basis, totaled $0.24 for both CRD-A and CRD-B in the 2023 second quarter, compared with $0.15 for both CRD-A and CRD-B in the prior year second quarter
•
Consolidated adjusted operating earnings, on a non-GAAP basis, were $22.8 million, or 7.1% of revenues before reimbursements in the 2023 second quarter, compared with $12.3 million, or 4.2% of revenues, in the 2022 second quarter
•
Consolidated adjusted EBITDA, a non-GAAP financial measure, was $31.5 million, or 9.8% of revenues before reimbursements in the 2023 second quarter, compared with $21.2 million, or 7.2% of revenues, in the 2022 second quarter

Management Comments

“We continued our trend of growth and margin improvement with another strong performance in the second quarter. This was our eleventh consecutive quarter of consolidated revenue growth, reflecting the strength of our client relationships and the commitment of our people to excellence,” commented Rohit Verma, Chief Executive Officer of Crawford & Company. “Platform Solutions revenue grew 22% for the second quarter, related to strong activity in our Networks and Contractor Connection service lines. Revenue in our North America Loss Adjusting segment grew 15%, largely driven by the addition of specialty adjusters to our Global Technical Service team, as well as the addition of several new accounts. At Broadspire, usage of our Medical Management service increased as a result of new workers’ compensation business as well as enhanced post-pandemic stability in the sector. Our International business performed well, with improved margins reflecting work done on cost efficiency in 2022 as well as growth in the current year.

“Our balance sheet and cash generation remain strong, providing Crawford the financial flexibility to continue to invest in the technologies and people who will enhance our operational excellence as we execute on our strategic initiatives to drive continued shareholder value,” Mr. Verma concluded.

Segment Results for the Second Quarter

North America Loss Adjusting

North America Loss Adjusting revenues before reimbursements were $75.8 million in the second quarter of 2023, increasing 15.3% from $65.8 million in the second quarter of 2022.

The segment had operating earnings of $3.9 million in the 2023 second quarter, increasing from $2.6 million in the second quarter of 2022. The operating margin was 5.1% in the 2023 quarter and 4.0% in the 2022 quarter.

International Operations

International Operations revenues before reimbursements were $95.3 million in the second quarter of 2023, up 1.7% from $93.7 million in the same period of 2022, including $0.6 million from the Van Dijk acquisition. Absent foreign exchange rate decreases of $6.2 million, revenues would have been $101.5 million for the 2023 second quarter.

Operating earnings were $3.7 million in the 2023 second quarter, compared to a $(0.7) million operating loss in the 2022 period. The segment’s operating margin for the 2023 quarter was 3.9% as compared with (0.7)% in the 2022 quarter.

Broadspire

Broadspire segment revenues before reimbursements were $83.9 million in the 2023 second quarter, increasing 4.7% from $80.1 million in the 2022 second quarter.

Broadspire recorded operating earnings of $8.1 million in the second quarter of 2023, representing an operating margin of 9.7%, increasing from $7.7 million, or 9.6% of revenues, in the 2022 second quarter.

Platform Solutions

Platform Solutions revenues before reimbursements were $65.6 million in the second quarter of 2023, up 22.1% from $53.7 million in the same period of 2022.

Operating earnings were $8.1 million in the 2023 second quarter, increasing over the $4.6 million in the 2022 period. The segment’s operating margin for the 2023 quarter was 12.3% as compared with 8.6% in the 2022 quarter.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $1.1 million in the second quarter of 2023, compared with $1.9 million in the same period of 2022. The decrease in the 2023 second quarter was primarily due to an offset to certain internal allocations and other cost reductions.

Other Matters

The Company recognized pretax contingent earnout expenses totaling $0.7 million and $0.3 million in the 2023 second quarter and comparable 2022 period, respectively, related to the fair value adjustment of earnout liabilities arising from recent acquisitions. This adjustment, which is not a component of operating earnings, is based on favorable changes to projections of acquired entities over the respective earnout periods, which span multiple years.

The Company recognized non-service pension costs of $2.1 million in the 2023 second quarter compared with credits of $(0.6) million in the comparable 2022 period. Non-service pension costs represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan is frozen and the U.K. plans are closed to new participants.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of June 30, 2023, totaled $47.5 million, compared with $46.0 million at December 31, 2022. The Company’s total debt outstanding as of June 30, 2023, totaled $242.8 million, compared with $238.9 million at December 31, 2022.

The Company’s operations provided $27.2 million of cash during the first six months of 2023, compared with $(12.8) million used in 2022. The increase in cash provided was primarily driven by an increase in net income and improvement in working capital.

The Company made no contributions to its U.S. defined benefit pension plan and $1.0 million in contributions to its U.K. plans for the first half of 2023, compared with no contributions to the U.S. plan and $0.3 million to the U.K. plans in 2022.

There were no shares repurchased during 2023. During the first six months of 2022, the Company repurchased 2,656,474 shares of CRD-A and 963,472 shares of CRD-B at an average per share cost of $7.41 and $7.32, respectively. The total cost of share repurchases during 2022 was $26.7 million through June 30, 2022.

Conference Call

As previously announced, Crawford & Company will host a conference call on August 4, 2023, at 8:30 a.m. Eastern Time to discuss its second quarter 2023 results. The conference call can be accessed live by dialing 1-888-396-8049 and using Conference ID 31233038. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through September 4, 2023. You may dial 1-877-674-7070 and use passcode 233038# to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, contingent earnout adjustments, non-service pension costs and credits, income taxes and net income or loss attributable to noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, contingent earnout adjustments, non-service pension costs and credits, income taxes and stock-based compensation expense.

Unallocated corporate and shared costs and credits include expenses and credits related to our Chief Executive Officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, certain unallocated professional fees and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, contingent earnout adjustments, and non-service pension costs and credits are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. Contingent earnout adjustments relate to changes in the fair value of earnouts associated with our recent acquisitions. Non-service pension costs and credits represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan was frozen in 2002 and the U.K. plans are closed to new participants. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Six Months Ended
(in thousands)		June 30, 2023		June 30, 2022		June 30, 2023		June 30, 2022
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$201,246	62.8%	$174,959	59.6%	$398,014	62.8%	$340,452	59.5%
U.K.	GBP	34,725	10.8%	33,435	11.4%	67,849	10.7%	67,485	11.8%
Canada	CAD	24,107	7.5%	24,676	8.4%	48,468	7.7%	48,936	8.5%
Australia	AUD	22,926	7.1%	23,643	8.1%	45,920	7.2%	42,360	7.4%
Europe	EUR	14,301	4.5%	14,372	4.9%	28,339	4.5%	28,910	5.1%
Rest of World	Various	23,360	7.3%	22,260	7.6%	45,067	7.1%	44,227	7.7%
Total Revenues, before reimbursements		$320,665	100.0%	$293,345	100.0%	$633,657	100.0%	$572,370	100.0%

Following is a reconciliation of consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis:

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Operating earnings:
North America Loss Adjusting	$3,900	$2,649	$11,965	$6,783
International Operations	3,742	(661)	6,777	(3,726)
Broadspire	8,148	7,667	16,075	14,101
Platform Solutions	8,106	4,596	18,072	12,633
Unallocated corporate and shared costs, net	(1,098)	(1,945)	(5,217)	(4,940)
Consolidated operating earnings	22,798	12,306	47,672	24,851
(Deduct) add:
Net corporate interest expense	(4,309)	(1,780)	(8,708)	(3,298)
Stock option expense	(139)	(130)	(295)	(336)
Amortization of intangible assets	(1,979)	(2,060)	(3,878)	(3,786)
Non-service pension costs and credits	(2,095)	572	(4,266)	1,115
Contingent earnout adjustments	(725)	(303)	(973)	(2,359)
Income tax provision	(5,206)	(2,768)	(10,477)	(5,194)
Net loss (income) attributable to noncontrolling interests	82	(7)	33	(67)
Net income attributable to shareholders of Crawford & Company	$8,427	$5,830	$19,108	$10,926

Following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income attributable to shareholders of Crawford & Company	$8,427	$5,830	$19,108	$10,926
Add (Deduct):
Depreciation and amortization	9,191	9,356	18,241	18,455
Stock-based compensation	1,586	1,750	2,609	3,410
Net corporate interest expense	4,309	1,780	8,708	3,298
Non-service pension costs and credits	2,095	(572)	4,266	(1,115)
Contingent earnout adjustments	725	303	973	2,359
Income tax provision	5,206	2,768	10,477	5,194
Non-GAAP adjusted EBITDA	$31,539	$21,215	$64,382	$42,527

Following is a reconciliation of operating cash flow to free cash flow for the six months ended June 30, 2023 and 2022:

Six Months Ended
(in thousands)	June 30, 2023	June 30, 2022	Change
Net Cash Provided by (Used in) Operating Activities	$27,169	$(12,752)	$39,921
Less:
Property & Equipment Purchases, net	(1,914)	(3,123)	1,209
Capitalized Software (internal and external costs)	(16,031)	(12,561)	(3,470)
Free Cash Flow	$9,224	$(28,436)	$37,660

Following are the reconciliations of GAAP Pretax Earnings, Net Income and Earnings Per Share to related non-GAAP Adjusted figures, which reflect each of 2023 and 2022 before amortization of intangible assets, non-service related pension costs (credits) and contingent earnout adjustments:

Three Months Ended June 30, 2023
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$13,551	$8,427	$0.17	$0.17
Adjustments:
Amortization of intangible assets	1,979	1,484	0.03	0.03
Non-service related pension costs	2,095	1,557	0.03	0.03
Contingent earnout adjustments	725	537	0.01	0.01
Non-GAAP Adjusted	$18,350	$12,005	$0.24	$0.24

Three Months Ended June 30, 2022
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share(1)
GAAP	$8,605	$5,830	$0.12	$0.12
Adjustments:
Amortization of intangible assets	2,060	1,545	0.03	0.03
Non-service related pension credits	(572)	(444)	(0.01)	(0.01)
Contingent earnout adjustments	303	224	-	-
Non-GAAP Adjusted	$10,396	$7,155	$0.15	$0.15

Six Months Ended June 30, 2023
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share
GAAP	$29,552	$19,108	$0.39	$0.39
Adjustments:
Amortization of intangible assets	3,878	2,909	0.06	0.06
Non-service related pension costs	4,266	3,170	0.06	0.06
Contingent earnout adjustments	973	720	0.02	0.02
Non-GAAP Adjusted	$38,669	$25,907	$0.52	$0.53

Six Months Ended June 30, 2022
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$16,187	$10,926	$0.22	$0.22
Adjustments:
Amortization of intangible assets	3,786	2,840	0.06	0.06
Non-service related pension credits	(1,115)	(865)	(0.02)	(0.02)
Contingent earnout adjustments	2,359	1,747	0.03	0.03
Non-GAAP Adjusted	$21,217	$14,648	$0.29	$0.29

(1) Sum of reconciling items may differ from total due to rounding of individual components.

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	28,956	28,757	28,899	29,827
Class B Common Stock	19,848	19,987	19,848	20,381
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	29,770	29,145	29,456	30,151
Class B Common Stock	19,848	19,987	19,848	20,381

Further information regarding the Company’s operating results for the three and six months ended June 30, 2023, financial position as of June 30, 2023, and cash flows for the six months ended June 30, 2023 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is a leading provider of claims management and outsourcing solutions to insurance companies and self-insured entities with an expansive network serving clients in more than 70 countries. The Company's two classes of stock are substantially identical, except with respect to voting rights for the Class B Common Stock (CRD-B) and protections for the non-voting Class A Common Stock (CRD-A). More information is available at www.crawco.com.

TAG: Crawford-Financial, Crawford-Investor-News-and-Events

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended June 30,	2023	2022	% Change

Revenues:
Revenues Before Reimbursements	$320,665	$293,345	9%
Reimbursements	13,073	10,306	27%
Total Revenues	333,738	303,651	10%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	234,031	218,134	7%
Reimbursements	13,073	10,306	27%
Total Costs of Services	247,104	228,440	8%

Selling, General, and Administrative Expenses	66,582	65,397	2%
Corporate Interest Expense, Net	4,309	1,780	142%
Total Costs and Expenses	317,995	295,617	8%

Other (Loss) Income, Net	(2,192)	571	nm

Income Before Income Taxes	13,551	8,605	57%
Provision for Income Taxes	5,206	2,768	88%

Net Income	8,345	5,837	43%

Net Loss (Income) Attributable to Noncontrolling Interests	82	(7)	nm

Net Income Attributable to Shareholders of Crawford & Company	$8,427	$5,830	45%

Earnings Per Share - Basic:
Class A Common Stock	$0.17	$0.12	42%
Class B Common Stock	$0.17	$0.12	42%

Earnings Per Share - Diluted:
Class A Common Stock	$0.17	$0.12	42%
Class B Common Stock	$0.17	$0.12	42%

Cash Dividends Per Share:
Class A Common Stock	$0.06	$0.06	—
Class B Common Stock	$0.06	$0.06	—

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Six Months Ended June 30,	2023	2022	% Change

Revenues:
Revenues Before Reimbursements	$633,657	$572,370	11%
Reimbursements	24,677	19,070	29%
Total Revenues	658,334	591,440	11%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	461,109	423,715	9%
Reimbursements	24,677	19,070	29%
Total Costs of Services	485,786	442,785	10%

Selling, General, and Administrative Expenses	129,951	130,239	(0)%
Corporate Interest Expense, Net	8,708	3,298	164%
Total Costs and Expenses	624,445	576,322	8%

Other (Loss) Income, Net	(4,337)	1,069	nm

Income Before Income Taxes	29,552	16,187	83%
Provision for Income Taxes	10,477	5,194	102%

Net Income	19,075	10,993	74%

Net Loss (Income) Attributable to Noncontrolling Interests	33	(67)	nm

Net Income Attributable to Shareholders of Crawford & Company	$19,108	$10,926	75%

Earnings Per Share - Basic:
Class A Common Stock	$0.39	$0.22	77%
Class B Common Stock	$0.39	$0.22	77%

Earnings Per Share - Diluted:
Class A Common Stock	$0.39	$0.22	77%
Class B Common Stock	$0.39	$0.22	77%

Cash Dividends Per Share:
Class A Common Stock	$0.12	$0.12	—
Class B Common Stock	$0.12	$0.12	—

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2023 and December 31, 2022

Unaudited

(In Thousands, Except Par Values)

	June 30,	December 31,
	2023	2022
ASSETS

Current Assets:
Cash and Cash Equivalents	$47,479	$46,007
Accounts Receivable, Net	160,333	141,106
Unbilled Revenues, at Estimated Billable Amounts	129,121	126,274
Income Taxes Receivable	9,164	9,098
Prepaid Expenses and Other Current Assets	29,032	28,782
Total Current Assets	375,129	351,267

Net Property and Equipment	25,406	27,809

Other Assets:
Operating Lease Right-of-Use Asset, Net	92,535	93,334
Goodwill	76,720	76,622
Intangible Assets Arising from Business Acquisitions, Net	86,852	88,039
Capitalized Software Costs, Net	90,119	82,975
Deferred Income Tax Assets	18,812	19,573
Other Noncurrent Assets	56,201	51,888
Total Other Assets	421,239	412,431

Total Assets	$821,774	$791,507

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$30,552	$27,048
Accounts Payable	44,094	50,847
Accrued Compensation and Related Costs	76,558	79,285
Self-Insured Risks	15,500	12,614
Income Taxes Payable	143	1,208
Operating Lease Liability	24,028	22,910
Other Accrued Liabilities	64,518	56,293
Deferred Revenues	33,950	29,282
Total Current Liabilities	289,343	279,487

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	212,217	211,810
Operating Lease Liability	82,359	84,628
Deferred Revenues	25,472	24,737
Accrued Pension Liabilities	25,250	25,914
Other Noncurrent Liabilities	37,238	41,553
Total Noncurrent Liabilities	382,536	388,642

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	28,977	28,764
Class B Common Stock, $1.00 Par Value	19,848	19,848
Additional Paid-in Capital	81,025	78,158
Retained Earnings	226,348	213,094
Accumulated Other Comprehensive Loss	(204,840)	(215,321)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	151,358	124,543
Noncontrolling Interests	(1,463)	(1,165)
Total Shareholders’ Investment	149,895	123,378

Total Liabilities and Shareholders’ Investment	$821,774	$791,507

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

Unaudited

(In Thousands, Except Percentages)

Three Months Ended June 30,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platform Solutions		%
	2023	2022	Change	2023	2022	Change	2023	2022	Change	2023	2022	Change

Revenues Before Reimbursements	$75,827	$65,775	15.3%	$95,312	$93,710	1.7%	$83,888	$80,114	4.7%	$65,638	$53,746	22.1%

Direct Compensation, Fringe Benefits & Non-Employee Labor	54,619	48,349	13.0%	62,331	65,311	(4.6)%	54,500	49,801	9.4%	43,689	36,467	19.8%

% of Revenues Before Reimbursements	72.0%	73.5%		65.4%	69.7%		65.0%	62.2%		66.6%	67.9%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	17,308	14,777	17.1%	29,239	29,060	0.6%	21,240	22,646	(6.2)%	13,843	12,683	9.1%

% of Revenues Before Reimbursements	22.8%	22.5%		30.7%	31.0%		25.3%	28.3%		21.1%	23.6%

Total Operating Expenses	71,927	63,126	13.9%	91,570	94,371	(3.0)%	75,740	72,447	4.5%	57,532	49,150	17.1%

Operating Earnings (Loss) (1)	$3,900	$2,649	47.2%	$3,742	$(661)	nm	$8,148	$7,667	6.3%	$8,106	$4,596	76.4%

% of Revenues Before Reimbursements	5.1%	4.0%		3.9%	(0.7)%		9.7%	9.6%		12.3%	8.6%

Six Months Ended June 30,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platforms Solutions		%
	2023	2022	Change	2023	2022	Change	2023	2022	Change	2023	2022	Change

Revenues Before Reimbursements	$152,954	$130,213	17.5%	$187,175	$182,982	2.3%	$165,070	$156,568	5.4%	$128,458	$102,607	25.2%
											\
Direct Compensation, Fringe Benefits & Non-Employee Labor	108,783	94,606	15.0%	123,752	128,607	(3.8)%	107,141	97,748	9.6%	84,600	68,318	23.8%

% of Revenues Before Reimbursements	71.1%	72.7%		66.1%	70.3%		64.9%	62.4%		65.9%	66.6%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	32,206	28,824	11.7%	56,646	58,101	(2.5)%	41,854	44,719	(6.4)%	25,786	21,656	19.1%

% of Revenues Before Reimbursements	21.1%	22.1%		30.3%	31.8%		25.4%	28.6%		20.1%	21.1%

Total Operating Expenses	140,989	123,430	14.2%	180,398	186,708	(3.4)%	148,995	142,467	4.6%	110,386	89,974	22.7%

Operating Earnings (Loss)(1)	$11,965	$6,783	76.4%	$6,777	$(3,726)	nm	$16,075	$14,101	14.0%	$18,072	$12,633	43.1%

% of Revenues Before Reimbursements	7.8%	5.2%		3.6%	(2.0)%		9.7%	9.0%		14.1%	12.3%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, non-service pension costs and credits, contingent earnout adjustments, and certain unallocated corporate and shared costs and credits. See pages 3 and 4 for additional information about segment operating earnings.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year to Date Period Ended June 30, 2023 and June 30, 2022

Unaudited

(In Thousands)

	2023	2022
Cash Flows From Operating Activities:
Net income	$19,075	$10,993
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	18,241	18,455
Stock-based compensation	2,609	3,410
Loss (gain) on disposal of property and equipment	116	(1,544)
Contingent earnout adjustments	973	2,359
Changes in operating assets and liabilities:
Accounts receivable, net	(15,107)	1,241
Unbilled revenues, net	1,828	(27,557)
Accrued or prepaid income taxes	(1,217)	(5,275)
Accounts payable and accrued liabilities	(3,928)	(9,403)
Deferred revenues	4,529	(1,080)
Accrued retirement costs	750	(3,016)
Prepaid expenses and other operating activities	(700)	(1,335)
Net cash provided by (used in) operating activities	27,169	(12,752)

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(1,914)	(3,123)
Capitalization of computer software costs	(16,031)	(12,561)
Payments for business acquisitions, net of cash acquired	—	(25,941)
Cash proceeds from sale of property and equipment	—	3,032
Net cash used in investing activities	(17,945)	(38,593)

Cash Flows From Financing Activities:
Cash dividends paid	(5,854)	(6,034)
Repurchases of common stock	—	(26,749)
Increases in short-term and revolving credit facility borrowings	20,958	86,865
Payments on short-term and revolving credit facility borrowings	(18,879)	(6,011)
Payments of contingent consideration on acquisitions	(4,916)	(1,654)
Other financing activities	213	(285)
Net cash (used in) provided by financing activities	(8,478)	46,132

Effects of exchange rate changes on cash and cash equivalents	1,062	(1,400)
Increase (Decrease) in cash, cash equivalents, and restricted cash(1)	1,808	(6,613)
Cash, cash equivalents, and restricted cash at beginning of year(1)	46,645	53,689
Cash, cash equivalents, and restricted cash at end of period(1)	$48,453	$47,076

(1) The 2023 amounts include beginning restricted cash of $638 at December 31, 2022, and ending restricted cash of $974 at June 30, 2023, and the 2022 amounts include beginning restricted cash of $461at December 31, 2021, and ending restricted cash of $822 at June 30, 2022, which we present as part of "Prepaid expenses and other current assets" on the Balance Sheets.